UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2014

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

155 North Lake Avenue, Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On January 23, 2014, the shareholders of Jacobs Engineering Group Inc. (the “Company”) approved an amendment to and restatement of the Company's 1999 Stock Incentive Plan (as so amended and restated, the “Stock Incentive Plan”) at the Company's 2014 Annual Meeting of Shareholders (the “Meeting”) to: (i) increase the number of shares of common stock reserved for issuance thereunder from 25,600,000 to 29,850,000; (ii) extend the term thereof to November 15, 2023; and (iii) make certain ministerial changes.

The foregoing summary of the Stock Incentive Plan and the amendments approved at the Meeting is qualified in its entirety by reference to the complete text of the Stock Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  For additional information regarding the Stock Incentive Plan, please refer to Proposal No. 2 - Approval of Amendment to and Restatement of the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, in the Company's Definitive Proxy Statement for the Meeting filed with the Securities and Exchange Commission on December 16, 2013 (the “2014 Proxy Statement”).

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)
On January 23, 2014, the Company’s shareholders approved an amendment to and restatement of the Company's Amended and Restated Certificate of Incorporation (as so amended and restated, the “Amended and Restated Charter”) to, among other things, declassify the Company’s Board of Directors. As a result of the amendments, directors’ present three-year, staggered terms will be phased out and replaced with annual elections beginning at the Company’s 2015 annual meeting of shareholders. Directors who have been elected to three-year terms prior to the effectiveness of the amendments, including directors elected at the Meeting, will complete those three-year terms, and thereafter will be eligible for annual re-election such that, following the Company’s 2017 annual meeting, the Board will be completely declassified and all directors will be subject to annual election to one-year terms.

Under Delaware law, shareholders may only remove directors of corporations with classified boards for cause. However, in Delaware, directors of corporations without classified boards may be removed with or without cause. Therefore, in conjunction with the declassification of the Board, shareholders also approved an amendment such that any director or the entire Board may be removed with or without cause only after the Board is fully declassified. Prior to such time, removal of any director or the entire Board will continue to require cause.

The foregoing summary of the Amended and Restated Charter and the amendments approved at the Meeting is qualified in its entirety by reference to the complete text of the Amended and Restated Charter, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.  For additional information regarding the Amended and Restated Charter, please refer to Proposal No. 5 - Approval of Amendment to the Amended and Restated Certificate of Incorporation of the Company to Declassify the Board, in the 2014 Proxy Statement.

In addition, in connection with the foregoing, the vacancy and director resignation provisions of the Company's Amended and Restated Bylaws were amended to reflect the phased approach to declassifying the Company's Board of Directors. The foregoing summary of the Amended and Restated Bylaws and the amendments thereto is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)	On January 23, 2014, the Company held Meeting, its annual meeting of shareholders, at which the following items were voted upon:

(1)    Election of Directors:

Nominee	For	Against	Abstain
Juan José Suárez Coppel	99,102,411	631,988	120,973
John F. Coyne	98,995,973	704,130	155,269
Linda Fayne Levinson	93,027,222	6,710,966	117,184
Craig L. Martin	98,588,083	1,140,933	126,356
Christopher M.T. Thompson	99,009,790	682,085	163,497
There were 15,036,946 broker non-votes in the election of directors.

(2)	Approval of an amendment to and restatement of the Company’s 1999 Stock Incentive Plan to increase the authorized number of shares by 4,250,000 and to make certain other changes:

For	Against	Abstain
88,867,539	10,832,567	155,266
There were 15,036,946 broker non-votes on the proposal.

(3)	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending September 26, 2014:

For	Against	Abstain
112,992,144	1,675,591	224,583
There were no broker non-votes on the proposal.
(4)    Advisory vote on the Company's executive compensation:

For	Against	Abstain
94,144,014	5,315,340	396,018
There were 15,036,946 broker non-votes on the proposal.
(5)    Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors:

For	Against	Abstain
99,246,122	395,991	213,259

There were 15,036,946 broker non-votes on the proposal.

Item 9.01         Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of Jacobs Engineering Group Inc.
3.2	Amended and Restated Bylaws of Jacobs Engineering Group Inc.
10.1	Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as Amended and Restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:    /s/ John W. Prosser, Jr.
Name:    John W. Prosser, Jr.
Title:    Executive Vice President
Finance and Administration

Date:    January 27, 2013